UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gentium S.p.A.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Italy (State of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
Piazza XX Septembre 222079 Villa Guardia (Como) Italy (Address of principal Executive Offices)	Not applicable (Zip Code)
Title of Each Class to be so Registered None	Name of Each Exchange on Which Each Class is to be Registered None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

        Securities Act registration statement file number to which this form relates: 333-122233

        Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

        The description of the ordinary shares of Gentium S.p.A. to be registered hereunder is set forth under the heading "Description Of Securities" in the Company's Registration Statement on Form F-1 (Registration No. 333-122233) (the "Registration Statement") originally filed by the Company with the Securities and Exchange Commission on January 24, 2005, which description is incorporated herein by reference.

Item 2.    Exhibits

1.
Articles of Association of Gentium S.p.A. are set forth as Exhibit 3(i) to the Registration Statement and are incorporated herein by reference.

2.
Bylaws of Gentium S.p.A. are set forth as Exhibit 3(ii) to the Registration Statement and are incorporated herein by reference.

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        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 2, 2005	GENTIUM S.P.A.
	By:	/s/ Laura Ferro Laura Ferro President and Chief Executive Officer

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